INTELIDATA TECHNOLOGIES CORPORATION

            NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

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               INTELIDATA TECHNOLOGIES CORPORATION
            NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                            ARTICLE I

                           DEFINITIONS

1.01.Administrator means the Corporate Secretary of the Company or his designee.

1.02.Affiliate means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

1.03.Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.04.Award Date means the date of the Company's annual meeting of shareholders each year beginning in 1997 and thereafter during the term of the Plan.

1.05.Board means the Board of Directors of the Company.

1.06.Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.Common Stock means the common stock of the Company.

1.08.Company means InteliData Technologies Corporation.

1.09.Fair Market Value means, on any given date, the current fair market value of the shares of Common Stock as determined pursuant to subsection (a) or (b) below.

     (a) While the Company is a Non-Public Company, Fair Market Value shall be determined by the Board using any reasonable method in good faith.

     (b) While the Company is a Public Company, Fair Market Value shall be determined as follows: if the Common Stock is not listed on an established stock exchange, the Fair Market Value shall be the average reported "closing" price of shares of Common Stock in the New York

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over-the-counter market as reported by the National Association of Securities
Dealers, Inc for the thirty trading days preceding the date of reference. If the Common Stock is listed on an established stock exchange or exchanges, Fair market Value shall be the average closing price of shares of Common Stock reported on that stock exchange or exchanges for the thirty trading days preceding the date of reference. For purposes of this definition, the term "Public Company" means a corporation that has sold securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended and the term "Non-Public Company" means a corporation that has never sold securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended.

1.10.Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.11.Participant means a member of the Board who, on the applicable Award Date, is not an employee of the Company or an Affiliate and who during the twelve month period preceding the applicable Award Date received less than $100,000 from the Company or an Affiliate as compensation for consulting services.

1.12.Plan means the InteliData Technologies Corporation Non-Employee Directors' Stock Option Plan.

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                           ARTICLE II

                            PURPOSES

     The Plan is intended to promote a greater identity of interest between the non-employee directors of the Company and the Company's shareholders, and to assist the Company in attracting and retaining non-employee directors by affording Participants an opportunity to share in the future success of the Company and its Affiliates. The Plan is intended to permit the grant of Options. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                           ARTICLE III

                         ADMINISTRATION

     The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.

The Administrator shall not be liable for any act done in good faith with respect to this Plan, any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

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                           ARTICLE IV

                             OPTIONS

4.01.Option Grants. Each Participant will be awarded an Option for 6,000 shares of Common Stock on each Award Date.

4.02.Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be the Fair Market Value on the applicable Award Date.

4.03.Vesting. A Participant's interest in an Option shall vest i.e., the Option shall become exercisable, with respect to one-twelfth of the shares of Common Stock subject to the Option on the first day of each of the twelve months beginning with the first day of the month following the applicable Award Date. Notwithstanding the preceding sentence, a Participant's interest in an Option shall not vest with respect to any additional shares following the date that he ceases to be a member of the Board for any reason.

4.04.Option Period The period in which an Option may be exercised is the period beginning on the applicable Award Date and ending on the tenth anniversary thereof. An Option may not be exercised after the end of such period.

4.05.Exercise. Subject to the provisions of Article VI, an Option may be exercised with respect to any number of whole shares of Common Stock for which the Option has vested in accordance with Section 4.03. In the event of the Participant's death, the Option may be exercised by the Participant's estate or by such person or persons who succeed to the Participant's rights by will or the laws of descent and distribution at any time during the period preceding the expiration of the Option under Section 4.04, but only with respect to all or part of the remaining shares that vested in accordance with
Section 4.03.  A partial exercise of an

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Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining whole shares subject to the Option with respect to which the Option has vested in accordance with Section 4.03.

4.06.Payment of Option Price. Payment of the Option price shall be made in cash, a cash equivalent acceptable to the Administrator or by surrender of shares of Common Stock. The Fair Market Value (determined as of the day preceding the date of exercise) of any Common Stock surrendered and any cash or cash equivalent paid in connection with the exercise of an Option must not be less than the Option price for the number of shares for which the Option is being exercised.

4.07.Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until such Option is exercised and the option price is received by the Company.

4.08.Stock Subject to Options. Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares from its previously authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 200,000 shares, subject to adjustment as provided in Article V.

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                            ARTICLE V

             ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The number of shares for which Options may be granted under Article IV (both individually and in the aggregate), and the terms of outstanding Options shall be adjusted as the Administrator shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction described in Section 424 of the Code or (b) there occurs any other event which in the judgment of the Administrator necessitates such action. Any determination made under this Article V by the Administrator shall be final and conclusive.
     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares for which Options may be granted under Article IV (either individually or in the aggregate), or outstanding Options.


                           ARTICLE VI

      COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, except in compliance with all applicable federal and state laws and regulations (including, without limitation where applicable, withholding tax

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requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued and no certificate for shares shall be delivered until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                           ARTICLE VII

                       GENERAL PROVISIONS

7.01.Effect on Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any Participant any right to continue service as a member of the Board.

7.02.Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any asset that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or Affiliates.

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7.03.Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

7.04.Nontransferability. A Participant may not transfer or assign any rights he or she has under this Plan other than by will or the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant under this Plan shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                          ARTICLE VIII

                    AMENDMENT AND TERMINATION

     The Board may amend or terminate this Plan at any time and from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (a) materially increases the aggregate number of shares of Common Stock that may be issued pursuant to the Plan, (b) materially increases the benefits accruing to Participants under the Plan or (c) materially changes the class of individuals who may become participants. Neither an amendment nor the termination of this Plan shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time of such amendment or termination.

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                           ARTICLE IX

                        DURATION OF PLAN

     Subject to Section 4.08, no Options may be granted under this Plan after the Award Date in 2006. Options granted on or before that date shall remain valid in accordance with their terms.


                            ARTICLE X

                     EFFECTIVE DATE OF PLAN

     This Plan will be effective upon its approval by a majority of the votes entitled to be cast by the shareholders of the Company, voting either in person or by proxy, at a duly held shareholders' meeting or by the unanimous consent of the Company's shareholders.